UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2009

NOBLE MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-150483	20-0587718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kifissias 36 Maroussi
Athens, Greece 151 25
__________________
(Address of principal executive offices including zip code)

(003) 0210 684-6943
(Registrant’s telephone number, including area code)

2121 Avenue of the Stars, Suite 2550
Los Angeles, California  90067
__________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes in Control of Registrant.

On April 28, 2009, Mr. George Elliott, an individual with a business address at Kifissias 36 Maroussi, Athens, Greece 151 25 (“Buyer”), entered into a Securities Purchase Agreement with Trinad Capital Master Fund, Ltd. (“Seller”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, Seller agreed to sell to Buyer an aggregate of 3,978,600 shares (the “Shares”) of the Company’s common stock, $.0001 par value per share (“Common Stock”), representing 95% of the issued and outstanding Common Stock of the Company as of April 28, 2009 (the “Closing”). At Closing, Buyer exchanged one share of Series B Convertible Preferred Stock of GoldSail Shipping Corporation, a Marshall Island corporation, in consideration for the Shares, pursuant to and in accordance with the terms of the Purchase Agreement.

At the time of the change in control, Buyer became the beneficial owner of 3,978,600 shares of Common Stock of the Company. This amount represents 95% of the total voting securities of the Company’s currently issued and outstanding shares of Common Stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Purchase Agreement, effective upon the Closing (a) Jay A. Wolf resigned as the Company’s Chairman and Chief Executive Officer, (b) Robert S. Ellin resigned as the Company’s President and director, and (c) Charles Bentz resigned as the Company’s Secretary and director and will remain the Chief Financial Officer of the Company.

In addition, the total number of members to serve on the board of directors of the Company was decreased to one and Mr. George Elliott was appointed as (i) the sole director of the board of directors to serve until the next annual stockholders meeting and until his successors are duly elected and qualified, and (ii) the Chief Executive Officer, President and Secretary of the Company.

Background of George Elliott:

George Elliott, 35, serves as the Chairman and Chief Executive Officer of GoldSail Shipping Corporation since its inception in February 2009.  Mr. Elliott has been the Principal and Chief Executive Officer of Maistra Ltd. since 2004 and has been actively involved in advising global alternative investment portfolios. During the years 2000 through 2004, Mr. Elliott served as an Investment Manager for Spark Investments S.A. Prior to that, he worked as an Investment Manager and Financial Advisor to a subsidiary of Grazprom in Greece, Prometheus Gas S.A. in 1999 and as an Equity and Portfolio Analyst at Marfin Investment Services in 1998. Mr. Elliott began his professional career in 1997 as an Investment Banker of Societe Generale in Athens. Mr. Elliott holds an M.sc. degree from the City University of London in investment management and a B.sc. degree from the City University of London in business studies.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Securities Purchase Agreement, dated as of April 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Medical Technologies, Inc.

Date: April 28, 2009	/s/ Charles Bentz
By: Charles Bentz
Title: Chief Financial Officer